Exhibit 99
FOR IMMEDIATE RELEASE
December 20, 2018

Cintas Corporation Announces
Fiscal 2019 Second Quarter Results

CINCINNATI, December 20, 2018 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2019 second quarter ended November 30, 2018.

Revenue for the second quarter of fiscal 2019 was $1.72 billion, an increase of 7.0% over last year’s second quarter. The organic growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was also 7.0%. The organic growth rate for the Uniform Rental and Facility Services operating segment increased to 6.6% in the second quarter of fiscal 2019 from 4.9% in the first quarter. The First Aid and Safety Services operating segment organic growth rate remained very strong at 10.2% in the second quarter.

Gross margin for the second quarter of fiscal 2019 of $775.2 million increased 8.2% from last year’s second quarter. Gross margin as a percentage of revenue was 45.1% for the second quarter of fiscal 2019 compared to 44.6% in the second quarter of last fiscal year. Uniform Rental and Facility Services gross margin as a percentage of revenue improved to 45.3% for the second quarter of fiscal 2019 from 44.7% in the second quarter of last fiscal year.

Operating income for the second quarter of fiscal 2019 of $275.6 million increased 17.2% from last year’s second quarter operating income of $235.2 million. Operating income was negatively impacted by integration expenses related to the G&K Services, Inc. (G&K) acquisition by $7.8 million in the second quarter of fiscal 2019 and $13.1 million in the second quarter of fiscal 2018. Operating income as a percentage of revenue was 16.0% in the second quarter of fiscal 2019 compared to 14.6% in the second quarter of fiscal 2018. Excluding the integration expenses related to G&K, operating income as a percentage of revenue was 16.5% in the second quarter of fiscal 2019 compared to 15.5% in the second quarter last fiscal year.

Net income from continuing operations for the second quarter of fiscal 2019 of $243.0 million increased 76.4% from last year’s second quarter net income from continuing operations of $137.7 million. Earnings per diluted share (EPS) from continuing operations for the second quarter of fiscal 2019 were $2.18, an increase of 75.8% from last year’s second quarter EPS from continuing operations of $1.24. Net income from continuing operations and EPS from continuing operations were positively impacted by a lower effective tax rate in this fiscal year’s second quarter compared to last fiscal year’s second quarter primarily from the enactment of The Tax Cuts and Jobs Act (the Tax Act). The effective tax rate for the second quarter of fiscal 2019 was 24.2% compared to an effective tax rate of 33.3% in last year’s second quarter. Additionally, fiscal 2019 second quarter EPS from continuing operations included a one-time, positive impact of $0.47 from a gain on the sale of a cost method investment. Finally, fiscal 2019 and fiscal 2018 second quarter EPS from continuing operations included a negative impact of $0.05 and $0.07, respectively, from integration expenses related to the G&K acquisition.

The following table provides a comparison of fiscal 2019 second quarter EPS to fiscal 2018 second quarter EPS:

	Three Months Ended
Earnings Per Share Results	November 30, 2018	November 30, 2017	Growth vs. FY 2018

EPS - continuing operations	$2.18	$1.24
Gain on sale of a cost method investment	(0.47)	—
G&K integration expenses	0.05	0.07
EPS excluding above items	$1.76	$1.31	34.4%

	Six Months Ended
	November 30, 2018	November 30, 2017	Growth vs. FY 2018

EPS - continuing operations	$4.07	$2.69
Gain on sale of a cost method investment	(0.47)	—
G&K integration expenses	0.09	0.10
EPS excluding above items	$3.69	$2.79	32.3%

Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “We are pleased with our second quarter and year-to-date performance. We continue to make significant progress on integrating the G&K acquisition and implementing our enterprise resource planning system. The Company is on pace to achieve another year of strong growth in revenue, earnings, and cash flow generation. I thank our employee-partners for the consistently high execution that helps get our customers Ready for the Workday™.”

Mr. Farmer added, “Earlier this month, on December 7th, we paid an annual dividend of $2.05 per share, an increase of 26.5% over last year’s annual dividend. We have increased the annual dividend for 35 consecutive years. In addition, we increased total shareholder return by executing on the share buyback program. In fiscal 2019, through the end of our second quarter, we have purchased $447 million of Cintas stock under our buyback program.”

Mr. Farmer concluded, “Following our second quarter results, we are increasing our annual guidance for fiscal 2019. We are raising our revenue guidance from a range of $6.80 billion to $6.855 billion to a range of $6.87 billion to $6.91 billion and EPS from continuing operations excluding certain items from a range of $7.19 to $7.29 to a range of $7.30 to $7.38. Fiscal 2019 guidance excludes any future integration expenses related to the acquired G&K business.”

The following table provides a comparison of fiscal 2018 revenue and EPS to our fiscal 2019 revenue and EPS guidance:

	Fiscal 2018	Fiscal 2019 Low End of Range	Growth vs. 2018	Fiscal 2019 High End of Range	Growth vs. 2018

Fiscal 2019 Revenue Guidance
($s in millions)
Revenue Guidance	$6,476.6	$6,870.0	6.1%	$6,910.0	6.7%

Fiscal 2019 Earnings Per Share Guidance

EPS - continuing operations	$7.03	$7.68		$7.76

Gain on sale of a cost method investment	—	(0.47)		(0.47)
G&K integration expenses	0.26	0.09		0.09
One-time cash payment to employees	0.24	—		—
Benefit of enactment of the Tax Act	(1.59)	—		—

EPS Guidance	$5.94	$7.30	22.9%	$7.38	24.2%

Fiscal 2019 EPS guidance does not include any future G&K integration expenses. However, we expect that these expenses will be incurred in the remainder of fiscal 2019 as we continue to integrate this significant acquisition. We estimate that these expenses will range from $18 million to $22 million for the full fiscal year.

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2018 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President and Treasurer - 513-972-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2018	November 30, 2017	% Change
Revenue:
Uniform rental and facility services	$1,390,778	$1,308,038	6.3%
Other	327,490	298,403	9.7%
Total revenue	1,718,268	1,606,441	7.0%

Costs and expenses:
Cost of uniform rental and facility services	761,119	723,960	5.1%
Cost of other	181,991	166,112	9.6%
Selling and administrative expenses	491,671	468,084	5.0%
G&K Services, Inc. integration expenses	7,847	13,074	(40.0)%

Operating income	275,640	235,211	17.2%

Gain on sale of a cost method investment	69,373	—	100.0%

Interest income	(391)	(291)	34.4%
Interest expense	24,880	29,129	(14.6)%

Income before income taxes	320,524	206,373	55.3%
Income taxes	77,530	68,636	13.0%
Income from continuing operations	242,994	137,737	76.4%
Income (loss) from discontinued operations, net of tax	19	(628)	(103.0)%
Net income	$243,013	$137,109	77.2%

Basic earnings (loss) per share:
Continuing operations	$2.25	$1.27	77.2%
Discontinued operations	0.00	(0.01)	(100.0)%
Basic earnings per share	$2.25	$1.26	78.6%

Diluted earnings (loss) per share:
Continuing operations	$2.18	$1.24	75.8%
Discontinued operations	0.00	(0.01)	(100.0)%
Diluted earnings per share	$2.18	$1.23	77.2%

Weighted average number of shares outstanding	106,475	106,340
Diluted average number of shares outstanding	109,874	109,818

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2018	November 30, 2017	% Change
Revenue:
Uniform rental and facility services	$2,765,716	$2,619,822	5.6%
Other	650,527	598,122	8.8%
Total revenue	3,416,243	3,217,944	6.2%

Costs and expenses:
Cost of uniform rental and facility services	1,507,572	1,430,823	5.4%
Cost of other	358,801	331,399	8.3%
Selling and administrative expenses	996,305	954,367	4.4%
G&K Services, Inc. integration expenses	12,697	17,045	(25.5)%

Operating income	540,868	484,310	11.7%

Gain on sale of a cost method investment	69,373	—	100.0%

Interest income	(887)	(588)	50.9%
Interest expense	49,184	59,446	(17.3)%

Income before income taxes	561,944	425,452	32.1%
Income taxes	106,403	126,607	(16.0)%
Income from continuing operations	455,541	298,845	52.4%
(Loss) income from discontinued operations, net of tax	(13)	55,475	(100.0)%
Net income	$455,528	$354,320	28.6%

Basic earnings per share:
Continuing operations	$4.21	$2.77	52.0%
Discontinued operations	0.00	0.51	(100.0)%
Basic earnings per share	$4.21	$3.28	28.4%

Diluted earnings per share:
Continuing operations	$4.07	$2.69	51.3%
Discontinued operations	0.00	0.50	(100.0)%
Diluted earnings per share	$4.07	$3.19	27.6%

Weighted average number of shares outstanding	106,652	106,039
Diluted average number of shares outstanding	110,257	108,938

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	November 30, 2018	November 30, 2017

Uniform rental and facility services gross margin	45.3%	44.7%
Other gross margin	44.4%	44.3%
Total gross margin	45.1%	44.6%
Net income margin, continuing operations	14.1%	8.6%

	Six Months Ended
	November 30, 2018	November 30, 2017

Uniform rental and facility services gross margin	45.5%	45.4%
Other gross margin	44.8%	44.6%
Total gross margin	45.4%	45.2%
Net income margin, continuing operations	13.3%	9.3%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	November 30, 2018	November 30, 2017
Income from continuing operations	$242,994	$137,737
Less: income from continuing operations allocated to participating securities	3,376	2,111
Income from continuing operations available to common shareholders	$239,618	$135,626

Basic weighted average common shares outstanding	106,475	106,340
Effect of dilutive securities - employee stock options	3,399	3,478
Diluted weighted average common shares outstanding	109,874	109,818

Diluted earnings per share from continuing operations	$2.18	$1.24

	Six Months Ended
	November 30, 2018	November 30, 2017
Income from continuing operations	$455,541	$298,845
Less: income from continuing operations allocated to participating securities	6,308	5,298
Income from continuing operations available to common shareholders	$449,233	$293,547

Basic weighted average common shares outstanding	106,652	106,039
Effect of dilutive securities - employee stock options	3,605	2,899
Diluted weighted average common shares outstanding	110,257	108,938

Diluted earnings per share from continuing operations	$4.07	$2.69

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	November 30, 2018	November 30, 2017	Growth vs. FY 2018
EPS - continuing operations	$2.18	$1.24
Gain on sale of a cost method investment	(0.47)	—
G&K Services, Inc. integration expenses	0.05	0.07
EPS excluding above items	$1.76	$1.31	34.4%

	Six Months Ended
	November 30, 2018	November 30, 2017	Growth vs. FY 2018
EPS - continuing operations	$4.07	$2.69
Gain on sale of a cost method investment	(0.47)	—
G&K Services, Inc. integration expenses	0.09	0.10
EPS excluding above items	$3.69	$2.79	32.3%

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2018	November 30, 2017
Net cash provided by operations	$344,567	$379,009
Capital expenditures	(137,614)	(132,466)
Free cash flow	$206,953	$246,543

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended November 30, 2018
Revenue	$1,390,778	$153,348	$174,142	$—	$1,718,268
Gross margin	$629,659	$73,670	$71,829	$—	$775,158
Selling and administrative expenses	$378,921	$52,342	$60,408	$—	$491,671
G&K Services, Inc. integration expenses	$7,847	$—	$—	$—	$7,847
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(391)	$(391)
Interest expense	$—	$—	$—	$24,880	$24,880
Income before income taxes	$242,891	$21,328	$11,421	$44,884	$320,524

For the three months ended November 30, 2017
Revenue	$1,308,038	$139,090	$159,313	$—	$1,606,441
Gross margin	$584,078	$65,260	$67,031	$—	$716,369
Selling and administrative expenses	$367,190	$47,285	$53,609	$—	$468,084
G&K Services, Inc. integration expenses	$13,074	$—	$—	$—	$13,074
Interest income	$—	$—	$—	$(291)	$(291)
Interest expense	$—	$—	$—	$29,129	$29,129
Income (loss) before income taxes	$203,814	$17,975	$13,422	$(28,838)	$206,373

For the six months ended November 30, 2018
Revenue	$2,765,716	$306,765	$343,762	$—	$3,416,243
Gross margin	$1,258,144	$147,155	$144,571	$—	$1,549,870
Selling and administrative expenses	$771,022	$103,844	$121,439	$—	$996,305
G&K Services, Inc. integration expenses	$12,697	$—	$—	$—	$12,697
Gain on sale of a cost method investment	$—	$—	$—	$69,373	$69,373
Interest income	$—	$—	$—	$(887)	$(887)
Interest expense	$—	$—	$—	$49,184	$49,184
Income before income taxes	$474,425	$43,311	$23,132	$21,076	$561,944

For the six months ended November 30, 2017
Revenue	$2,619,822	$279,672	$318,450	$—	$3,217,944
Gross margin	$1,188,999	$132,035	$134,688	$—	$1,455,722
Selling and administrative expenses	$749,230	$94,649	$110,488	$—	$954,367
G&K Services, Inc. integration expenses	$17,045	$—	$—	$—	$17,045
Interest income	$—	$—	$—	$(588)	$(588)
Interest expense	$—	$—	$—	$59,446	$59,446
Income (loss) before income taxes	$422,724	$37,386	$24,200	$(58,858)	$425,452

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	November 30, 2018	May 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,479	$138,724
Accounts receivable, net	904,062	804,583
Inventories, net	321,874	280,347
Uniforms and other rental items in service	758,246	702,261
Income taxes, current	36,595	19,634
Prepaid expenses and other current assets	106,614	32,383
Total current assets	2,215,870	1,977,932

Property and equipment, net	1,410,530	1,382,730

Investments	183,548	175,581
Goodwill	2,845,244	2,846,888
Service contracts, net	521,505	545,768
Other assets, net	228,386	29,315
	$7,405,083	$6,958,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$211,900	$215,074
Accrued compensation and related liabilities	117,645	140,654
Accrued liabilities	611,641	420,129
Debt due within one year	173,500	—
Total current liabilities	1,114,686	775,857

Long-term liabilities:
Debt due after one year	2,536,408	2,535,309
Deferred income taxes	435,461	352,581
Accrued liabilities	291,284	277,941
Total long-term liabilities	3,263,153	3,165,831

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY19: 184,152,836 issued and 105,123,513 outstanding FY18: 182,723,471 issued and 106,326,383 outstanding	804,234	618,464
Paid-in capital	166,837	245,211
Retained earnings	6,261,756	5,837,827
Treasury stock: FY19: 79,029,323 shares FY18: 76,397,088 shares	(4,209,448)	(3,701,319)
Accumulated other comprehensive income	3,865	16,343
Total shareholders’ equity	3,027,244	3,016,526

	$7,405,083	$6,958,214

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2018	November 30, 2017
Cash flows from operating activities:
Net income	$455,528	$354,320

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	107,112	107,578
Amortization of intangible assets and capitalized costs	67,559	31,261
Stock-based compensation	74,784	55,204
Gain on sale of a cost method investment	(69,373)	—
Gain on sale of business	—	(99,060)
Deferred income taxes	19,227	42,162
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(85,748)	(24,800)
Inventories, net	(53,227)	2,595
Uniforms and other rental items in service	(57,684)	(33,294)
Prepaid expenses and other current assets and other assets	(58,161)	(18,573)
Accounts payable	(1,955)	(8,706)
Accrued compensation and related liabilities	(20,969)	(36,480)
Accrued liabilities and other	(15,322)	(1,940)
Income taxes, current	(17,204)	8,742
Net cash provided by operating activities	344,567	379,009

Cash flows from investing activities:
Capital expenditures	(137,614)	(132,466)
Proceeds from redemption of marketable securities and investments	—	100,259
Purchase of marketable securities and investments	(14,071)	(99,877)
Proceeds from sale of a cost method investment	73,342	—
Proceeds from sale of business	—	127,835
Acquisitions of businesses, net of cash acquired	(6,580)	(1,099)
Other, net	(1,717)	(870)
Net cash used in investing activities	(86,640)	(6,218)

Cash flows from financing activities:
Issuance (payments) of commercial paper, net	173,500	(50,500)
Repayment of debt	—	(250,000)
Proceeds from exercise of stock-based compensation awards	32,612	28,558
Repurchase of common stock	(508,129)	(35,697)
Other, net	(5,362)	(1,882)
Net cash used in financing activities	(307,379)	(309,521)

Effect of exchange rate changes on cash and cash equivalents	(793)	3,466

Net (decrease) increase in cash and cash equivalents	(50,245)	66,736
Cash and cash equivalents at beginning of period	138,724	169,266
Cash and cash equivalents at end of period	$88,479	$236,002